Exhibit 10.84

This Settlement Agreement (“Agreement”) is entered into as of August 6, 2025, by and between HUB Cyber Security Ltd. (“HUB”), and Daniel Cohen, individually and as an authorized representative of PrivCap Funding, LLC (collectively, “Lender” or “Cohen”) (together, the “Parties”).

WHEREAS, on February 21, 2025, HUB and PrivCap Funding entered into a Loan Agreement pursuant to which HUB borrowed $175,000, with a repayment obligation of $235,000 by March 1, 2025 (the “Loan”);

WHEREAS, HUB wishes to repay the Loan via shares and Lender has agreed to such subject to the terms and conditions herein;

WHEREAS, the Parties desire to resolve all matters relating to the Loan Agreement and any related obligations including all matters between HUB and Lender through a mutually agreed-upon settlement and waiver of all claims either Party may have towards the other, in order to avoid further dispute and expense;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Parties agree as follows:

1. Settlement Terms

1.1. By August 22, 2025, HUB shall deliver the following to Cohen:

●	100,000 unrestricted common shares of HUB (NASDAQ Symbol: HUBC) (the “Shares”) to be transferred into Cohen’s Schwab brokerage account [account details to be provided by Cohen in writing under separate cover], as long as the stock price on the date of transfer is at least $2.75/share. If share price is lower than $2.75/share on that date of the transfer to Cohen, HUB shall transfer additional shares such that the total value of the shares transferred shall equate to a value of no less than $275,000 US Dollars as of the date of such transfer, which transfer shall constitute full satisfaction and repayment of the Loan as well as all outstanding fees which HUB may owe PrivCap and/or Cohen.

1.2. Upon full receipt of the Shares as outlined above, Cohen and PrivCap Funding LLC, jointly and severally, shall consider all obligations of HUB towards Lender and Cohen, including but not limited to HUB’s obligations under the February 21, 2025 Loan Agreement, fully satisfied and waived, including any and all claims for penalties, interest, or default under said agreement or otherwise.

1.3. If HUB fails to deliver the Shares by August 22, 2025, a penalty of 1,000 unrestricted HUBC shares per day will be incurred for each day of delay, until full delivery is completed. In the event of any litigation or other legal proceedings arising out of or relating to this Agreement or the enforcement of any rights hereunder, the prevailing party shall be entitled to recover from the non-prevailing party all reasonable attorneys’ fees, and expenses incurred, including those incurred in any appellate, bankruptcy, or post-judgment proceedings.

2. Mutual Waiver and Release

2.1. Effective upon full performance by HUB under Section 1.1 of this Agreement, Lender and Cohen, on behalf of himself and PrivCap Funding LLC, jointly and severally, irrevocably releases and discharges HUB, its officers, directors, employees, successors, and assigns from any and all claims, demands, actions, liabilities, or causes of action, whether known or unknown, arising out of or relating to the Loan Agreement as well as any other claims, demands or causes of action Lender and/or Cohen may have against HUB.

2.2. HUB releases and discharges Cohen and PrivCap Funding from any claims arising out of or relating to the Loan Agreement.

3. Representations and Warranties

Each Party represents and warrants that:

●	It has full authority to enter into and perform this Agreement.

●	This Agreement constitutes a legal, valid, and binding obligation, enforceable in accordance with its terms.

4. Miscellaneous

4.1. Governing Law and Venue: This Agreement shall be governed by the laws of the State of New York without regard to conflict of law principles. Venue for any action arising from this Agreement shall be exclusively brought in the courts situated in Palm Beach County, Florida.

4.2. Entire Agreement: This document constitutes the entire agreement between the Parties with respect to the subject matter and supersedes all prior agreements and understandings.

4.3. Counterparts: This Agreement may be executed in counterparts and via electronic signature, each of which shall be deemed an original.

Remainder of Page Intentionally Blank

Signature Page to Follow

IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement as of the date first written above.

HUB CYBER SECURITY LTD.

By:	/s/ Noah Hershcoviz
Name:	Noah Hershcoviz
Title:	CEO

DANIEL COHEN / PRIVCAP FUNDING, LLC

By:	/s/ Daniel Cohen
Name:	Daniel Cohen
Title:	Authorized Representative

On behalf of himself individually and on behalf of PrivCap Funding LLC, jointly and severally